Exhibit 99.1

TubeMogul Reports Financial Results for Third Quarter 2016

Programmatic TV grows over 250% annually as Non-Desktop channels now represent 51% of Revenue and 49% of Total Spend

EMERYVILLE, California – November 9, 2016 – TubeMogul, Inc. (NASDAQ: TUBE), a leading software platform for brand advertising, today reported financial results for its third quarter ended September 30, 2016.

“We had a strong third quarter and are encouraged by the continued momentum we are seeing across the business,” said Brett Wilson, CEO of TubeMogul. “Our results exceeded the midpoint of our guidance across all key metrics, and we are particularly pleased with the improved operating leverage we demonstrated in the quarter. Programmatic TV spend nearly tripled year over year, while other cross screen channels such as social, display and mobile continued to see strong adoption.”

Wilson concluded, “As brand advertisers are increasingly seeking to consolidate their spend on a single platform, TubeMogul’s focus on cross-screen planning and automating channels beyond video is positioning us well to win new brands globally.”

Third Quarter 2016 Financial Highlights:

•	GAAP Revenue was $56.1 million, an increase of 21% compared to $46.5 million in the third quarter of 2015.
•	Total Spend[1] was $138.3 million, an increase of 34% compared to $103.4 million in the third quarter of 2015.
•	Gross profit was $36.8 million, an increase of 18% compared to $31.1 million in the third quarter of 2015.
•	Operating loss was $(11.1) million, compared to $(3.0) million in the third quarter of 2015.
•	GAAP Net loss was $(12.4) million, compared to $(3.8) million in the third quarter of 2015.
•	Adjusted EBITDA[2] loss was $(0.3) million, compared to Adjusted EBITDA gain of $1.0 million in the third quarter of 2015.
•

Stock-based compensation was $9.4 million, compared to $3.4 million in the third quarter of 2015. There was a one-time accelerated stock-based compensation expense of $4.0 million due to the surrender and cancellation of 803,683 shares of certain executive options.

1 Total Spend is a non-GAAP financial measure. Please see the discussion below under the heading “Use of Non-GAAP Measures” and the reconciliation at the end of this release.

2 Adjusted EBITDA is a non-GAAP financial measure. In March 2016 we revised our definition of Adjusted EBITDA to exclude all amortization, including amortization of internal-use software. Please see the discussion below under the heading “Use of Non-GAAP Measures” and the reconciliation at the end of this release.

Third Quarter and Recent Business Highlights include:

•	Ongoing momentum in Programmatic TV (PTV). PTV spend grew 271% year over year, accelerating from 143% growth in Q2 2016, and totaled more than $21.1 million in spend.
•	Continued strength in cross-screen spend. Spend from non-desktop channels, including mobile, display, social and PTV accounted for 49% of overall Total Spend.
•	Numerous enhancements to the TubeMogul software platform, including:
o

The addition of native advertising formats spanning both display and video across desktop and mobile devices. TubeMogul’s integration with TripleLift enables marketers to incorporate native display and video ads into their cross-channel strategy.

o	An overhaul of the software platform’s interface, including a redesigned Placement Editor. These enhancements will simplify routine tasks, increase productivity and improve results for clients.
o

A revamp of the display offering through expanded partnerships and enhanced algorithms. The goal of these enhancements is to increase accountability and further improve effectiveness in cross-channel branding and performance campaigns.

o	Launch of the cross-screen planning tool to Platform Direct clients, along with the addition of social and native inventory to the tool.
•

Hosted the company’s fifth annual North American TubeMogul University.  Over 330 senior media and advertising executives from the U.S. and Canadian market gathered at the yearly advertising industry thought-leadership event in Lake Tahoe. Attendees included representatives from: Allstate, Anheuser-Busch, Facebook, Expedia, Heineken, Hotels.com, Intel, Lenovo, L'Oréal Canada, L'Oréal US, MLB.com, MillerCoors, Mondelēz International, Nickelodeon, Quiznos and Scottrade.

•	Notable client updates included:
o

Pernod Ricard selected TubeMogul as the preferred programmatic platform partner for brand advertising in Australia. Pernod will use TubeMogul's automated software platform to plan, buy, measure and optimize their Australian brand advertising. TubeMogul's independent, buy-side position was key to securing the deal, in addition to the company's transparency and ability to centralize measurement to better inform strategy across brand teams.

o

National Bank of Canada named TubeMogul one of their advertising software partners. National Bank will use TubeMogul's software platform to automate media planning, buying, optimization and measurement across Canada.

o	In a joint case study, Cadreon Australia revealed that TubeMogul PTV helped drive a 33% increase in sales for ASICS Nimbus shoes at The Athlete's Foot retail locations.
o

Over 100 executives and media traders completed TubeMogul's Client Certification Program in the third quarter of 2016. Brands certified include Adidas, BRP, Clorox and Diageo; agencies and trading desks include Affiperf, AMP Agency, Audience Group, Bohemia, Cadreon, CLM, Empower MediaMarketing iProspect, Kelly Scott Madison, Mediavest, Mindshare, Starcom, Tierney Agency, UM, Varick Media Management and ZenithOptimedia.

Forward Outlook:

The Company is issuing Q4 guidance as follows:

Fourth Quarter 2016

•	GAAP Revenue in the range of $66 million to $68 million
•	Total Spend in the range of $172 million to $174 million
•	Gross profit in the range of $45 million to $47 million
•	Adjusted EBITDA in the range of $6 million to $8 million

The Company is increasing full year guidance as follows:

Full Year 2016

•	GAAP Revenue in the range of $220 million to $222 million
•	Total Spend in the range of $562 million to $564 million
•	Gross profit in the range of $151 million to $153 million
•	Adjusted EBITDA of $4 million to $6 million

The Company does not reconcile its non-GAAP guidance for Total Spend and Adjusted EBITDA to corresponding GAAP measures because doing so would require unreasonable effort due to the complexity and high variability of certain items that factor into reconciling these non-GAAP measures on a forward-looking basis. Factors that limit our ability to reconcile Total Spend guidance to GAAP revenue guidance include variability in the future rate at which clients adopt the Company’s Platform Direct and Platform Services offerings or shift spend from one offering to the other. Factors that limit our ability to reconcile Adjusted EBITDA guidance to GAAP net income (loss) include future fluctuations in our share price, which impact stock-based compensation expense, and future fluctuations in multiple foreign exchange rates, which impact foreign exchange gain (loss), and both of which are excluded from Adjusted EBITDA.

Conference Call and Webcast Information

TubeMogul management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company’s financial results. To listen to the live conference call, please dial (719) 457-2695 or toll free (888) 505-4328, access code 7752950, approximately 15 minutes prior to the start of the call. A live and archived webcast of the conference call will be accessible on the “Events & Presentations” section of the Company’s website at http://investor.tubemogul.com. A replay of the conference call will be available two hours after the call, will run until November 19, 2016, and may be accessed by dialing (888) 203-1112 or (719) 457-0820 and entering the passcode 7752950.

TubeMogul has used, and intends to continue to use, its Investor Relations website (http://investor.tubemogul.com), as well as certain blogs http://www.tubemogul.com/company/media-center/blog/ and Twitter accounts @tubemogul and @bjwilson34, as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About TubeMogul

TubeMogul (NASDAQ:TUBE) is a leader in software for brand advertising. By reducing complexity, improving transparency and leveraging real-time data, our platform enables advertisers to gain greater control of their global advertising spend and achieve their brand advertising objectives. TubeMogul was incorporated in 2007 and is based in Emeryville, California with operations in Kyiv, London, New York, Paris, Sao Paulo, Shanghai, Singapore, Sydney, Tokyo, Toronto and offices across the United States.

TubeMogul and the TubeMogul logo are trademarks or registered trademarks of TubeMogul, Inc. in the United States and other countries.

Forward-Looking Statements

This press release includes “forward-looking statements” regarding future events and our future financial performance, including, without limitation, statements regarding our business strategy, growth and market opportunity, our expansion into Programmatic TV and the ability to continue to drive increasing spend across our software from the largest brand advertisers, and forecasted financial results and operating metrics including Total Spend, revenue, gross profit and Adjusted EBITDA.

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the results anticipated by such statements, including, but not limited to our limited operating history; risks associated with our growth; risks related to our future financial performance; our ability to increase or maintain our rate of revenue growth; our ability to convince our clients to maintain or increase their advertising spend through our platform; the expansion of the market for software-based advertising solutions for brands, including Programmatic TV; our ability to adapt to changing market conditions; the effects of increased competition in our markets and our ability to compete effectively; our potential dependence on a limited number of customers for a large portion of our revenue; our ability to develop and introduce enhancements and new features and functionality of our platform that achieve market acceptance; fluctuations in our operating results; and general market, political, economic and business conditions. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. These forward-looking statements are made as of the date of this press release, and we expressly disclaim any obligation or undertaking to update the forward-looking statements contained herein to reflect events that occur or circumstances that exist after the date on which the statements were made.

TUBEMOGUL, INC.
Preliminary Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Revenue:
Platform Direct	$20,916	$17,895	$64,963	$50,025
Platform Services	35,165	28,590	88,629	72,216
Total revenue	56,081	46,485	153,592	122,241
Cost of revenue	19,244	15,338	47,745	38,947
Gross profit	36,837	31,147	105,847	83,294
Operating expenses:
Research and development	14,647	10,931	40,508	29,203
Sales and marketing	16,883	13,466	49,419	38,075
General and administrative	16,416	9,731	39,071	26,173
Total operating expenses	47,946	34,128	128,998	93,451
Loss from operations	(11,109)	(2,981)	(23,151)	(10,157)
Other income (expense), net:
Foreign exchange loss, net	(953)	(719)	(830)	(1,760)
Other, net	(89)	(6)	168	(57)
Other expense, net	(1,042)	(725)	(662)	(1,817)
Net loss before income taxes	(12,151)	(3,706)	(23,813)	(11,974)
Provision for income taxes	(275)	(48)	(685)	(257)
Net loss	$(12,426)	$(3,754)	$(24,498)	$(12,231)

Basic and diluted net loss per share	$(0.34)	$(0.11)	$(0.68)	$(0.38)
Basic and diluted weighted-average shares used to compute net loss per share	36,408	34,679	35,937	31,919

TUBEMOGUL, INC.
Preliminary Condensed Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)

	September 30,	December 31,
	2016	2015

Assets
Current assets:
Cash and cash equivalents	$84,114	$83,439
Accounts receivable, net	182,068	159,899
Prepaid expenses and other current assets	5,879	3,752
Total current assets	272,061	247,090
Property, equipment and software, net	18,447	8,585
Restricted cash	2,230	1,563
Other assets	1,581	1,495
Total assets	$294,319	$258,733
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$68,375	$47,346
Accrued liabilities	79,312	74,927
Short-term debt	9,679	2,898
Other current liabilities	4,415	853
Total current liabilities	161,781	126,024
Other liabilities	1,237	746
Long-term debt	5,312	1,787
Total liabilities	168,330	128,557
Stockholders’ equity:
Preferred stock; $0.001 par value; 10,000 shares authorized and 0 outstanding as of September 30, 2016 and December 31, 2015	—	—
Common stock; $0.001 par value; 200,000 shares authorized and 36,652 and 35,344 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	37	35
Additional paid-in capital	188,178	167,316
Accumulated deficit	(61,515)	(37,016)
Accumulated other comprehensive loss	(711)	(159)
Total stockholders’ equity	125,989	130,176
Total liabilities and stockholders’ equity	$294,319	$258,733

TUBEMOGUL, INC.
Preliminary Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2016	2015

Cash flows from operating activities:
Net loss	$(24,498)	$(12,231)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,333	1,426
Loss on disposal of fixed assets	137	-
Provision for doubtful accounts	401	1,100
Provision for sales allowances	2,559	2,139
Stock-based compensation expense	17,956	8,813
Changes in operating assets and liabilities:
Accounts receivable	(25,129)	(41,397)
Prepaid expenses and other current assets	(2,127)	(2,366)
Other assets	(87)	(64)
Accounts payable	21,913	23,658
Accrued liabilities	4,385	(1,129)
Other current and noncurrent liabilities	4,052	666
Net cash provided by (used in) operating activities	2,895	(19,385)
Cash flows from investing activities:
Increase in restricted cash	(666)	—
Purchases of property, equipment and software	(9,098)	(3,441)
Net cash used in investing activities	(9,764)	(3,441)
Cash flows from financing activities:
Proceeds from public offering of common stock, net of underwriting discounts, commission and offering costs	—	58,333
Proceeds from borrowings	13,464	1,000
Repayments of borrowings	(8,276)	(1,111)
Proceeds from issuances of common stock from the exercise of options and ESPP	2,908	2,149
Net cash provided by financing activities	8,096	60,371
Effect of exchange rate changes on cash and cash equivalents	$(552)	$(145)
Net increase in cash and cash equivalents	675	37,400
Cash and cash equivalents, beginning of period	83,439	46,592
Cash and cash equivalents, end of period	$84,114	$83,992
Supplemental disclosures:
Cash paid for interest	$326	$95
Cash paid for income taxes	333	—
Equipment purchased under capital lease financing	5,118	—
Property and equipment purchased and unpaid at period end	332	1,366

TUBEMOGUL, INC.
Preliminary Key Operating and Financial Performance Metrics
(in thousands, except percentages)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Key Metrics
Platform Direct revenue	$20,916	$17,895	$64,963	$50,025
Platform Services revenue	35,165	28,590	88,629	72,216
Total revenue	$56,081	$46,485	$153,592	$122,241
Gross profit	$36,837	$31,147	$105,847	$83,294
Gross margin	65.7%	67.0%	68.9%	68.1%
Adjusted EBITDA	$(254)	$1,007	$(1,612)	$82

Platform Direct Spend	$103,147	$74,836	$301,770	$207,505
Platform Services Spend	35,165	28,590	88,629	72,216
Total Spend	$138,312	$103,426	$390,399	$279,721

Use of Non-GAAP Measures

This press release includes information relating to Total Spend, Platform Direct Spend and Adjusted EBITDA, which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States ("GAAP"). These non-GAAP financial measures are not measurements of financial performance under GAAP, and should not be considered as alternatives to GAAP measures or as indications of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial measures. These non-GAAP financial measures have been included in this press release because they are measures used by our management and Board of Directors to understand our business, make operating decisions and understand and evaluate our operating results.

For purposes of calculating Total Spend and Platform Direct Spend, we define spend as the aggregate gross dollar volume that our customers spend through our platform, which includes cost of media purchases and our fees. Platform Direct Spend does not represent revenue earned by us and is a non-GAAP financial measure defined by us as the spend through our Platform Direct offering. Platform Services Spend equals our Platform Services revenue. Total Spend does not represent revenue earned by us and is a non-GAAP financial measure defined by us as the sum of Platform Direct Spend and Platform Services Spend. We believe Platform Direct Spend and Total Spend are meaningful measures of our operating performance because our ability to generate increases in Platform Direct Spend and Total Spend are strongly correlated to our ability to generate increases in Platform Direct revenue and revenue, respectively. Platform Direct Spend and Total Spend are used by our management and Board of Directors to understand our business and make operating decisions. We review Total Spend and Platform Direct Spend for internal management purposes and to assess the total scale of our platform and, to a lesser extent, market share, as it allows us to compare our results to advertising expenditures of our clients as well at the potentially competitive companies that report all or substantially all spending transacted on their platform as GAAP revenue. A limitation of each of Platform Direct Spend and Total Spend is that each is a measure that we have defined for internal purposes that may be unique to us, and therefore it may not enhance the comparability of our results to other companies in our industry that have similar business arrangements but present the impact of media costs differently. Because of these limitations you should consider Platform Direct Spend and Total Spend along with the corresponding GAAP-based measures.

Adjusted EBITDA is a non-GAAP financial measure defined by us as net loss before interest income (expense), net, provision for income tax, depreciation and amortization expense, stock-based compensation expense and foreign exchange gains and losses, both realized and unrealized. We have presented Adjusted EBITDA in this press release because it is a key measure used by our management and Board of Directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors. Adjusted EBITDA should not be considered as an alternative to net loss, operating loss or any other measure of financial performance calculated and presented in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity. Adjusted EBITDA is used by investors and security analysts to measure a company’s performance without regard to items we exclude in calculating this measure, which can vary substantially from company to company, depending on the amount of stock-based compensation, tax structure, their financing, capital structures and the method by which assets were acquired. In March 2016 we revised our definition of Adjusted EBITDA to exclude all amortization, including amortization of internal-use software. Amortization of internal use software development costs for the third quarter of 2016 and 2015 was $262,000 and $159,000, respectively. We believe the exclusion of all amortization from Adjusted EBITDA provides management and the Board of Directors a more useful measure to understand and evaluate our core operating performance and trends.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:

•

although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements, including costs incurred for internally developed software;

•

although stock-based compensation is a non-cash charge, the potentially dilutive impact of stock-based compensation is not reflected in Adjusted EBITDA.  Stock-based compensation is, and will remain, an element of our long term incentive compensation, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period;

•

Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) the potentially dilutive impact of stock-based compensation; (3) impact of foreign exchange gains and losses, both realized and unrealized; or (4) tax payments that may represent a reduction in cash available to us; and

•	other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider Adjusted EBITDA along with other GAAP-based financial performance measures, including various cash flow metrics, net loss, and our GAAP financial results.

For a reconciliation of non-GAAP financial measures to the nearest comparable GAAP financial measures for each of the periods indicated, see “Reconciliation of Preliminary Total Spend and Platform Direct Spend” and “Reconciliation of Preliminary Adjusted EBITDA” included in this press release.

TUBEMOGUL, INC.
Reconciliation of Preliminary Total Spend and Platform Direct Spend
(in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Platform Direct Revenue	$20,916	$17,895	$64,963	$50,025
Plus: Non-GAAP Platform Direct Media Cost	82,231	56,941	236,807	157,480
Platform Direct Spend	$103,147	$74,836	$301,770	$207,505
Platform Services Spend	$35,165	$28,590	$88,629	$72,216
Total Spend	$138,312	$103,426	$390,399	$279,721

TUBEMOGUL, INC.
Reconciliation of Preliminary Adjusted EBITDA
(in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Net loss	$(12,426)	$(3,754)	$(24,498)	$(12,231)
Interest expense, net	89	6	82	57
Provision for income taxes	275	48	685	257
Depreciation and amortization expense	1,491	554	3,333	1,426
Stock-based compensation expense	9,364	3,434	17,956	8,813
Foreign exchange loss, net	953	719	830	1,760
Adjusted EBITDA	$(254)	$1,007	$(1,612)	$82

Investor Relations Contact:

Alex Wellins, The Blueshirt Group

(415) 217-5861

investor@tubemogul.com